                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 3, 2000 on the statements of operations, shareholders' deficit and cash flows of Unilab Corporation for the year ended December 31, 1999 included in Unilab Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

Los Angeles, California
May 13, 2002